Exhibit 99.1

            Vical Announces Second-Quarter 2003 Financial Results



    SAN DIEGO, July 31 /PRNewswire-FirstCall/ -- Vical Incorporated

(Nasdaq: VICL) today reported a net loss for the second quarter ended June 30,

2003, of $6.9 million or $0.34 per share, compared with $5.0 million or

$0.25 per share for the second quarter of 2002. For the six months ended

June 30, 2003, the net loss was $13.9 million or $0.69 per share, compared with $10.2 million or $0.51 per share for the first six months of 2002. The increases in net losses reflected the timing of revenue recognition for license payments and contract manufacturing. Investment income declined as a result of reductions in interest rates and lower average investment balances.

    The reported net losses for the second quarter and first six months of

2003 were consistent with the company's projected net loss for the full year

2003 of between $24 million and $28 million. The company had cash, cash equivalents and marketable securities of $98 million at June 30, 2003,

compared with $112 million at December 31, 2002.

    Revenues for the second quarter of 2003 were $0.6 million compared with revenues of $2.4 million for the second quarter of the prior year. Revenues were $1.5 million for the six months ended June 30, 2003, compared with revenues of $4.0 million for the first six months of 2002.

    Approximately $2.5 million of revenues for the portion of contract manufacturing work which was completed in the first half of 2003 are expected to be recognized upon achievement of contract milestones in the second half of

2003. Revenues from a three-year, $5.7 million grant from the National

Institute of Allergy and Infectious Diseases, which will partially fund completed and planned development of Vical's anthrax vaccine, will begin to be recognized in the third quarter of 2003.

    Vijay B. Samant, Vical's President and Chief Executive Officer, said,

"Financial results for the second quarter reflected our focus on vaccine development and contract manufacturing. With revenues from our ongoing grant and contract manufacturing activities that will begin contributing to our bottom line in the second half of 2003, we remain on track to meet our forecast for the year. We are particularly pleased with the progress in our independent product development programs for anthrax and CMV (cytomegalovirus)

vaccines and for high-dose Allovectin-7(R) cancer immunotherapy, and we will discuss these programs in our conference call today."



    Allovectin-7(R)

    Patient enrollment is now complete in the company's Phase II trial with high-dose Allovectin-7(R), reflecting strong interest by melanoma patients and physicians. Estimated median duration of response has increased to 6.4 months,

with 7 of 12 responders still progression-free. The median duration of response presented in May at the annual meeting of the American Society of

Clinical Oncology was 3.5 months for the same 12 responders.



    Contract Manufacturing

    Contract manufacturing continues to be a significant part of Vical's business strategy, and the potential for this business has expanded in recent months through new agreements. Current programs being serviced from the company's existing manufacturing facility include:



    *  Ebola DNA vaccines for the Vaccine Research Center (VRC) of the

       National Institutes of Health, under a contract awarded in July 2002;

       and



    *  Clinical-grade supplies of an experimental DNA vaccine against the West

       Nile Virus for development planned by the VRC, under a contract awarded in July 2003.



    In May 2003, Vical announced a contract to manufacture bulk DNA vaccines for the VRC, with guaranteed minimum annual production orders beginning in

2004, subject to annual extension of the agreement. In support of this contract, the VRC has agreed to finance the purchase of a 500-liter fermenter and related purification equipment in Vical's new manufacturing facility.



    Conference Call

    Vical will conduct a conference call to discuss the financial results with invited analysts and institutional investors today, July 31, at noon Eastern

Time. The call is open on a listen-only basis to any interested parties.

    To listen to the conference call, dial (888) 224-3260, or (973) 317-5317 for international participants. A replay of the call will be available for

48 hours beginning about two hours after the call. To listen to the replay,

dial (800) 428-6051, or (973) 709-2089 for international participants, and enter conference identification number 301276. The call also will be available live and archived through the webcast center at www.vical.com. For further information, contact Vical's Investor Relations department by phone at

(858) 646-1127 or by e-mail at info@vical.com.



    About Vical

    Vical researches and develops biopharmaceutical products based on our patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of our DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies,

in which the expressed protein is an angiogenic growth factor. We have retained all rights to our internally developed product candidates. In addition, we collaborate with major pharmaceutical companies and biotechnology companies that give us access to complementary technologies or greater resources. These strategic partnerships provide us with mutually beneficial opportunities to expand our product pipeline and serve significant unmet medical needs.



    This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about expected recognition of revenues in the second half of 2003, the company's projected financial performance, advancement of the company's research and development activities, expectations regarding the company's high dose Allovectin-7(R)

Phase II trial and results of that trial, the company's infectious disease vaccine development efforts and plans for commencing clinical trials for these vaccine candidates, the potential revenues and other benefits of contract services agreements and grants, as well as potential applications of the company's technology and arrangements with collaborative partners. Risks and uncertainties that could adversely affect actual results include risks and uncertainties related to whether the company will achieve the levels of revenues and be able to control expenses to meet projected financial performance, whether the net loss in the first half of 2003 is indicative of the expected net loss for the remainder of 2003, whether results of the company's high-dose Allovectin-7(R) Phase II trial will demonstrate sufficient efficacy to support further development of that product candidate, whether survival data from that Phase II trial will be available when expected,

whether the company's research and development activities will result in the advancement of anthrax and CMV vaccine candidates into clinical testing on schedule, whether the company's independent or partnered research and development efforts will lead to viable product candidates, the scope and enforceability of the company's intellectual property, whether any product candidates will be shown to be safe and efficacious in clinical trials, the timing of clinical trials, and additional risks set forth in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this release.

The company disclaims, however, any intent or obligation to update these forward-looking statements.







                              VICAL INCORPORATED

                           STATEMENTS OF OPERATIONS

              (in thousands, except share and per share amounts)

                                 (Unaudited)



                                    Three Months              Six Months

                                   Ended June 30,           Ended June 30,

                                 2003         2002         2003        2002



    Revenues:

      License/royalty revenue       $512      $2,079       $1,008      $3,112

      Contract revenue                90         369          502         847

        Total revenues               602       2,448        1,510       3,959



    Expenses:

      Research and development     6,318       6,368       12,902      12,368

      General and administrative   1,751       2,052        3,291       3,772

      Write-down of investment         -           -          482           -

        Total expenses             8,069       8,420       16,675      16,140



    Loss from operations          (7,467)     (5,972)     (15,165)    (12,181)

    Net investment income            545         953        1,218       1,938

    Net loss                     $(6,922)    $(5,019)    $(13,947)   $(10,243)



    Net loss per share

      (basic and diluted)         $(0.34)     $(0.25)      $(0.69)     $(0.51)



    Shares used in

      per share calculation   20,091,344  20,077,333   20,091,344  20,070,046







                              VICAL INCORPORATED

                           CONDENSED BALANCE SHEETS

                                (in thousands)

                                 (Unaudited)



                                                 June 30,        December 31,

                                                   2003              2002

    Assets:

      Cash and cash equivalents                    $13,386           $32,609

      Marketable securities                         84,774            78,904

      Other current assets                           5,485             5,894

        Total current assets                       103,645           117,407

      Investment                                         -               800

      Property and equipment, net                   11,814             4,943

      Other assets                                   6,602             6,276

                                                  $122,061          $129,426

    Liabilities and Stockholders' Equity:

      Current liabilities                          $13,688           $10,800

      Long-term obligations                          8,144             4,319

      Stockholders' equity                         100,229           114,307

                                                  $122,061          $129,426


                                      ###